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                                                                    EXHIBIT 11.1

                          APPLIED DIGITAL ACCESS, INC.
         STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (UNAUDITED)

                  (Amounts in thousands, except per share data)

                                                  FOR THE THREE MONTHS                            FOR THE SIX MONTHS
                                                      ENDED JUNE 30,                                 ENDED JUNE 30,
                                               1996                  1995                    1996                     1995
                                               ----                  ----                    ----                     ----
Net income (loss)                            ($1,440)                $228                   ($2,308)                   $1,966
                                          ===============        =============         =================       ===================

Reconciliation of weighted average
number of shares outstanding to
amount used in net income
per share computation:

Weighted average number of
shares outstanding                            11,983               11,828                    11,961                    11,742


Weighted average number of
options and warrants outstanding,                  -                  944                        -                      1,056
                                          ---------------        -------------         -----------------       -------------------
Weighted average number of
shares outstanding                            11,983               12,772                   11,961                     12,798
                                          ===============        =============         =================       ===================

Net income (loss) per share                   ($0.12)               $0.02                   ($0.19)                     $0.15
                                          ===============        =============         =================       ===================

See Note 3 to Condensed Financial Statements